Exhibit 10.5
AMENDMENT #1 TO EXCLUSIVE LICENSE AGREEMENT
This Amendment #1 (“First Amendment”) is made and entered into on December 15, 2015 (“First Amendment Effective Date”) by and between The Washington University, a corporation established by special act of the Missouri General Assembly approved February 22, 1853 and acts amendatory thereto, having its principal offices at One Brookings Drive, St. Louis, Missouri 63130 (hereinafter referred to as “WU”) and Chromadex, Inc., a corporation of the State of California, having a place of business at 10005 Muirlands Blvd., Suite G, Irvine, CA 92618 (hereinafter referred to as “Licensee”), each a “Party” or collectively the “Parties” of this Agreement.
WHEREAS, WU and Licensee entered into an Exclusive License Agreement (WU Contract No. 004446-011) on March 4, 2013 (“ELA”);
WHEREAS, certain information in the ELA was designated “TBD” in the “Milestone and Payments” table on page 1 and in the Exhibit F “Diligence Milestones” table;
NOW THEREFORE, in consideration of the foregoing and the agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.
The Milestones and Payments table in the Preamble on page 1 is replaced in its entirety with the following:
Market	Milestone	Approximate Timing	Payment
Field 1 (dietary supplement, sports nutrition, functional foods, skin care/cosmetic)	Commercial-scale production	12 months	$2K
	Cumulative sales >3kg	18 months	$5K
	$200K cumulative sales	24 months	$10K
	$1M cumulative sales	36 months	$15K
Field 2 (food/beverage with FDA approval)	Cumulative sales >3kg	36 months	$5K
	Cumulative sales >20kg	48 months	$10K
Field 3 (consumer foods)	Cumulative sales >3kg	24 months	$5K
	$100K cumulative sales	36 months	$10K
	$500K cumulative sales	48 months	$15K
Field 4 (research reagents)	$5K cumulative sales	24 months	$500
	$10K cumulative sales	36 months	$1k
Field 5 (pharmaceutical)	IND application filed for neurological disease	EOY 2018	$20K
	Phase 1 initiation	EOY 2019	$20K
	Phase 2 initiation	EOY 2020	$25K
	Phase 3 initiation	EOY 2021	$50K
	NDA approval	EOY 2024	$100K
	First commercial sale	EOY 2024	$250K

2.
The Diligence Milestones table in Exhibit F is replaced in its entirety with the following:
Market	Milestone	Timing
Field 1 (dietary supplement, sports nutrition, functional foods, skin care/cosmetic)	Commercial-scale production	12 months
	Cumulative sales >3kg	18 months
	$200K cumulative sales	24 months
	$1M cumulative sales	36 months
Field 2 (food/beverage with FDA approval)	Cumulative sales >3kg	36 months
	Cumulative sales >20kg	48 months
Field 3 (consumer foods)	Cumulative sales >3kg	24 months
	$100K cumulative sales	36 months
	$500K cumulative sales	48 months
Field 4 (research reagents)	$5K cumulative sales	24 months
	$10K cumulative sales	36 months
Field 5 (pharmaceutical)	IND application filed for neurological disease	EOY 2018
	Phase 1 initiation	EOY 2019
	Phase 2 initiation	EOY 2020
	Phase 3 initiation	EOY 2021
	NDA approval	EOY 2024
	First commercial sale	EOY 2024

The Parties hereby agree to amend the terms of the ELA as provided above, effective as of the First Amendment Effective Date. Where the ELA is not explicitly amended, the terms of the ELA will remain in force. Definitions used in this First Amendment that are not otherwise defined herein shall have the meanings such terms are given in the ELA.
IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Amendment by affixing their signatures below on the date(s) indicated:

Chromadex, Inc.	Washington University

By: /s/ Troy Rhonemus Name: Troy Rhonemus Title: COO Date: 1/2/2016	By: /s/ Nichole Mercier Name: Nichole Mercier, Ph.D. Title: Interim Director, OTM Date: 12.21.15